TAIT, WELLER & BAKER LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Trustees
American Pension Investors Trust
Lynchburg, Virginia

In planning and performing our audits of the fmancial statements of API Efficient Frontier Growth Fund, API Efficient Frontier Capital Income Fund, API Efficient Frontier Multiple Index Fund, API Efficient Frontier Value Fund, API Efficient Frontier Income Fund and API Master Allocation Fund (the "Funds"), each a series of shares of American Pension Investors Trust as of and for the year ended January 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the fmancial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over fmancial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of fmancial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over fmancial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of fmancial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over fmancial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim fmancial statements will not be prevented or detected on a timely basis.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim fmancial statements will not be prevented or detected on a timely basis.

Shareholders and Board of Trustees
American Pension Investors Trust
Page Two

Our consideration of the Funds' internal control over fmancial reporting was for the limited purpose described in the fIrst paragraph and would not necessarily disclose all defIciencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no defIciencies in the Funds' internal control over fmancial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defmed above, as ofJanuary 31, 2011.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of American Pension Investors Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specifIed parties.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 24, 2011